UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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August [5], 2019

Dear Fellow Stockholders:

On behalf of the Board of Directors (the "Board") of SELLAS Life Sciences Group, Inc. (the "Company"), you are cordially invited to attend a Special Meeting of Stockholders to be held at 8:30 a.m., local time, on September 10, 2019, at 15 West 38th Street, 4th Fl., New York, New York 10018.

At the Special Meeting, stockholders will consider and vote on

(i)	a proposal to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share (the “common stock”) at a ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the reverse stock split to be determined by the Board (the “Reverse Stock Split”) at any time within one year of the date of the Special Meeting;
(ii)	the approval of the Company’s 2019 Equity Incentive Plan; and
(iii)	if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the Reverse Stock Split proposal and the 2019 Equity Plan proposal.

The proxy statement attached to this letter provides you with information regarding the above three proposals. Please read the entire proxy statement carefully. You may obtain additional information about the Company from documents we file with the Securities and Exchange Commission.

It is important that your shares be represented and voted at the meeting. Please vote as soon as possible even if you plan to attend the Special Meeting. We appreciate your continued ownership of the Company shares and your support regarding this matter.

Very truly yours,

Angelos M. Stergiou, M.D., Sc.D. h.c.
President and Chief Executive Officer

SELLAS LIFE SCIENCES GROUP, INC.

15 West 38th Street, 10th Floor

New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 10, 2019

DATE:	September 10, 2019 at 8:30 a.m., local time

PLACE:	15 West 38th Street, 4th Fl.
New York, NY 10018

PURPOSES:	At this Special Meeting, or any adjournment or postponement of the Special Meeting, we plan to consider and vote upon the following proposals:

1.	To adopt and approve an amendment to our Amended and Restated Certificate of Incorporation that effects a Reverse Stock Split at a ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting.

2.	To approve the Company’s 2019 Equity Incentive Plan.

3.	To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the Reverse Stock Split proposal and the 2019 Equity Plan proposal.

WHO MAY VOTE:

The close of business on July 12, 2019 has been fixed as the record date for determining those stockholders entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The above items of business for the Special Meeting are more fully described in the proxy statement that accompanies this notice.

 Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

By order of the Board of Directors

Barbara A. Wood
General Counsel and Corporate Secretary
New York, New York
August [5], 2019

(i)

(ii)

PRELIMINARY COPY—SUBJECT TO COMPLETION

SELLAS LIFE SCIENCES GROUP, INC.

15 West 38th Street, 10th Floor

New York, New York 10018

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

Friday, September 10, 2019

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on September 10, 2019:

The proxy statement is available at
www.envisionreports.com/SLS

This proxy statement is being furnished to you by the Board of Directors (the "Board" or "Board of Directors") of SELLAS Life Sciences Group, Inc. (the "Company") to solicit your proxy to vote your shares at our Special Meeting of Stockholders (the "Special Meeting"). The Special Meeting will be held on September 10, 2019 at 8:30 a.m., local time, at 15 West 38th Street, 4th Floor, New York, New York 10018.

This proxy statement, the foregoing notice and the accompanying proxy card are first being made available on or about August [5], 2019 to all holders of our common stock entitled to vote at the Special Meeting.

Purpose of the Special Meeting

The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal 1:	A proposal, which we refer to as the “Reverse Stock Split proposal,” to adopt and approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the reverse stock split to be determined by the Board at any time within one year of the date of the Special Meeting (the “Reverse Stock Split”).

Proposal 2:	A proposal, which we refer to as the “2019 Equity Plan proposal,” to approve the Company’s 2019 Equity Incentive Plan (“2019 Equity Plan”).

Proposal 3:	A proposal, which we refer to as the “adjournment proposal,” to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of Proposal 1 and Proposal 2.

If the Reverse Stock Split proposal is approved by the Company's stockholders at the Special Meeting, it will be effected, if at all, only upon a subsequent determination by the Board, not later than the date that is within one year from the date of the Special Meeting, that the Reverse Stock Split is in the best interests of the Company and our stockholders. The Board may make this determination as soon as immediately following the conclusion of the Special Meeting, and the Reverse Stock Split could become effective as soon as the business day immediately following the Special Meeting.

Notwithstanding approval of the Reverse Stock Split proposal by our stockholders, the Board reserves its right to elect not to proceed with implementing the Reverse Stock Split proposal at any time prior to the date on which the amendment to our Amended and Restated Certificate of Incorporation becomes effective under Delaware law, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company or its stockholders.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Who is entitled to vote at the Special Meeting?

Holders of the Company’s common stock as of the close of business on the record date, July 12, 2019, will receive notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 210,092,687 shares of common stock. No other shares of the Company’s capital stock are entitled to notice of and to vote at the Special Meeting.

How do I attend the Special Meeting?

All stockholders of record on July 12, 2019 are invited to attend the Special Meeting. You must bring proof of your identity to attend the special meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring both proof of ownership of shares as of the record date (e.g., a broker's statement) and a photo ID in order to be admitted to the meeting. If you plan to attend the meeting, we will have representatives onsite to assist with registration for the event.

What matters will be voted on at the Special Meeting?

The three proposals that are scheduled to be considered and voted on at the Special Meeting are the Reverse Stock Split proposal, the 2019 Equity Plan proposal and the adjournment proposal.

What are the Board's voting recommendations?

The Board recommends that you vote "FOR" the Reverse Stock Split proposal, “FOR” the 2019 Equity Plan proposal and "FOR" the adjournment proposal.

Why does the Company need stockholders to vote on the Reverse Stock Split?

On May 31, 2019, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the minimum bid price of the Company’s shares of common stock was below $1.00 per share for the previous 30 consecutive business days. We have been provided an initial period of 180 calendar days, or until November 27, 2019, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s shares of common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day grace period. If we do not regain compliance with the minimum bid price rule by November 27, 2019, we may be eligible for an additional compliance period of 180 calendar days; however, such extension is at the discretion of Nasdaq and there can be no assurance that Nasdaq will grant the extension. If we do not regain compliance with the minimum bid price rule by November 27, 2019 and are not granted an additional compliance period at that time, Nasdaq will provide written notification to us that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. If we timely appeal, our common stock would remain listed pending the panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Board has determined that an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is necessary to the continued listing of our common stock on Nasdaq and is in the best interests of our stockholders. If approved and implemented, the Board will select a Reverse Stock Split ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our common stock. Pursuant to the law of our state of incorporation, Delaware, the Board must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, the Board is requesting your proxy to vote "FOR" the Reverse Stock Split proposal and "FOR" the adjournment proposal.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Inc., you are considered the "stockholder of record" with respect to those shares.

If, on the Record Date, your shares were held instead in a stock brokerage account or by a bank or other nominee, those shares are held in "street name" and you are considered the "beneficial owner" of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How can I vote my shares before the Special Meeting?

If you are a stockholder of record, you may submit a proxy by telephone, via the Internet or by mail.

• Submitting a Proxy by Telephone:  You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on September 9, 2019, by calling the toll-free telephone number on the enclosed proxy card, 1-800- 652-VOTE (8683). Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

• Submitting a Proxy via the Internet:  You can submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Daylight Time on September 9, 2019, by accessing the website listed on the enclosed proxy card, www.envisionreports.com/SLS, and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

• Submitting a Proxy by Mail:  If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Special Meeting and vote in person.

If you are the beneficial owner of shares, you should follow the instructions in the materials you received with this proxy statement from the holder of record for your shares to be voted.

The availability of telephonic or Internet voting will depend on the bank's or broker's voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the Special Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and a photo ID at the Special Meeting; otherwise, you will not be able to vote in person at the Special Meeting.

If I am the beneficial owner of shares held in "street name" by my broker, will my broker automatically vote my shares for me?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. A broker or other nominee may generally vote in their discretion on “routine” matters. In this regard, Proposals 1 and 3 are considered to be “routine” meaning that if your broker does not receive instructions from you on how to vote your shares on such routine matter, the broker will have discretion to vote your shares. Proposal 2 is considered to be a “non-routine” matter meaning that if you do not return voting instructions to your broker by its deadline, the broker will not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you are a stockholder of record and sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" the Reverse Stock Split proposal, "FOR" the 2019 Equity Plan proposal and "FOR" the adjournment proposal.

What vote is the required to pass each proposal?

The affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the record date is required to approve the Reverse Stock Split proposal and the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Special Meeting, is required to approve the 2019 Equity Plan proposal and the adjournment proposal.

Can I vote in person at the Special Meeting?

Yes. If you hold shares in your own name as a stockholder of record, you may come to the Special Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting; otherwise, you will not be able to vote in person at the Special Meeting.

How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

•	Delivering to the Corporate Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Special Meeting;

•	Delivering to the Corporate Secretary an executed proxy bearing a later date, before the vote is taken at the Special Meeting;

•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time on September 9, 2019; or

•	Attending the Special Meeting and voting in person (your attendance at the Special Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

SELLAS Life Sciences Group, Inc.

15 West 38th Street, 10th Floor

New York, New York 10018

Attention: Barbara A. Wood, Corporate Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Special Meeting before we begin voting.

If your shares of the Company common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

What are the quorum requirements for the proposals?

In order to take action on the proposals, a quorum, consisting of the holders of 105,046,344 shares (a majority of the aggregate number of shares of the Company’s common stock issued and outstanding and entitled to vote as of the record date for the Special Meeting), must be present in person or by proxy. This is referred to as a "quorum." Proxies marked "Abstain" and broker non-votes (as further discussed below) will be treated as shares that are present for purposes of determining the presence of a quorum.

What happens if a quorum is not present at the Special Meeting?

If the shares present in person or represented by proxy at the Special Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an "abstention" and how would it affect the vote?

An "abstention" occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. Abstentions with respect to the Reverse Stock Split proposal will have the same effect as a vote "Against" the proposals. Abstentions are not considered to be votes cast and therefore will have no impact on the 2019 Equity Plan proposal and the adjournment proposal.

What is a “broker non-vote and how would it affect the vote?

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters (with respect to each such matter, a "broker non-vote"), the shares of common stock represented by such proxy will be considered present at the Special Meeting for purposes of determining the presence of a quorum. A broker that is a member of the New York Stock Exchange is prohibited, unless the stockholder provides the broker with written instructions, from giving a proxy on nonroutine matters. Consequently, your brokerage firm or other nominee will have discretionary authority to vote your shares with respect to routine matters but may not vote your shares with respect to non-routine matters.

We believe that each of the Reverse Stock Split proposal and the adjournment proposal are deemed to be a "routine" matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the Reverse Stock Split proposal or the adjournment proposal, your broker or nominee will have the discretion to vote your shares however they see fit. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on the Reverse Stock Split proposal or the adjournment proposal in a manner that is contrary to what you intend. In addition, while we do not expect any broker non-votes on the Reverse Stock Split proposal or the adjournment proposal, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as a vote "Against" the Reverse Stock Split proposal. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

Brokers will not have this discretionary authority with respect to the approval of the 2019 Equity Plan and because approval of the 2019 Equity Plan requires the affirmative vote of the holders of a majority of the shares of stock that are present in person or by proxy and entitled to vote at the Special Meeting, broker non-votes will have no effect.

Can other matters be decided at the Special Meeting?

Other than the Reverse Stock Split proposal, the 2019 Equity Plan proposal and the adjournment proposal, no other matters will be presented for action by the stockholders at the Special Meeting.

Who will conduct the proxy solicitation and how much will it cost?

We are soliciting proxies from stockholders on behalf of the Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of the Company and its subsidiaries may solicit proxies from stockholders of the Company in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

We have retained The Proxy Advisory Group, LLC, a proxy solicitation firm, to assist in the solicitation of proxies and to provide related advice and informational support for a service fee, plus customary disbursements, which are not expected to exceed $25,000in the aggregate. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

If you have any questions or need assistance voting your shares of the Company common stock, please contact The Proxy Advisory Group, LLC, the Company's proxy solicitor, by calling (212) 616-2180.

PROPOSAL NO. 1

THE REVERSE STOCK SPLIT PROPOSAL

General

The Company is asking stockholders to adopt and approve the proposal that the Company’s Amended and Restated Certificate of Incorporation be amended, by way of a Certificate of Amendment, to effect the Reverse Stock Split. The proposed amendment, if effected, will effect a Reverse Stock Split of the outstanding shares of the Company's common stock at a Reverse Stock Split ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the Reverse Stock Split to be determined by the Board at any time within one year of the date of the Special Meeting. The foregoing description of the proposed amendment is a summary and is subject to the full text of the proposed amendment, which is attached to this proxy statement as Annex A.

If approved by the stockholders, the Reverse Stock Split, if any, would become effective at a time, and at a ratio, to be designated by the Board of Directors. The Board of Directors may effect only one Reverse Stock Split as a result of this authorization. The Board of Directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Certificate of Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” The Reverse Stock Split, if approved by stockholders and if deemed by the Board of Directors to be in the best interests of us and our stockholders, will be effected, if at all, at a time that is not later than the date that is within one year from the date of the Special Meeting.

As of the July 12, 2019 record date 210,092,687 shares of our common stock were issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated in the table under the caption “—Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”

The Reverse Stock Split will be realized simultaneously for all outstanding common stock, options to purchase shares of our common stock (including shares available for future grants under the 2017 Equity Incentive Plan and the 2019 Equity Plan if approved by our stockholders pursuant to Proposal 2) and warrants to purchase shares of our common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock (see "—Effects of the Reverse Stock Split").

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares.

Reasons for the Reverse Stock Split

Nasdaq Compliance. Our common stock is publicly traded and listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol "SLS." Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the per share trading price of our common stock in order to ensure that we continue to satisfy the requirements for the continued listing of our common stock on Nasdaq which we believe helps support and maintain stock liquidity and Company recognition for our stockholders. Accordingly, we believe that effecting the Reverse Stock Split is in the Company's and our stockholders' best interests.

Companies listed on the Nasdaq are subject to various rules and requirements imposed by Nasdaq which must be satisfied in order to continue having their stock listed on the exchange (these are called the Nasdaq’s continued listing standards). One of these standards is the “minimum bid price” requirement set forth in Marketplace Rule 5450(a)(1), which requires that the bid price of the stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from the Nasdaq if the closing bid price of its stock remains below $1.00 per share for an extended period of time. The closing bid price of our common stock has been below $1.00 per share since April 16, 2019.

On May 31, 2019, we received a letter from Nasdaq indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Minimum Bid Price Rule. We have been provided an initial period of 180 calendar days, or until November 27, 2019, to regain compliance with the Minimum Bid Price Rule. The letter also indicated that if at any time before November 27, 2019 the closing bid price for our common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide written notification to the company that it complies with the Minimum Bid Price Rule. If we do not regain compliance with the Minimum Bid Price Rule by November 27, 2019, we may be eligible for an additional compliance period of 180 calendar days; however, such extension is at the discretion of Nasdaq and there can be no assurance that Nasdaq will grant the extension. If we do not regain compliance with the Minimum Bid Price Rule by November 27, 2019 and Nasdaq does not grant us an additional compliance period at that time, Nasdaq will provide written notification to us that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. If we timely appeal, our common stock would remain listed pending the panel’s decision. There can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.

Additional Potential Investors. In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Financial Planning Flexibility. The Board believes it is in the best interest of the Company to approve the Amendment to effect the Reverse Stock Split of the Company’s issued and outstanding common stock to give the Company greater flexibility in considering and planning for future potential business needs. The Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the per share trading price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our common stock will increase following the Reverse Stock Split or that the per share trading price of our common stock will not decrease in the future.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, the Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;

•	the Nasdaq Continued Listing Standards requirements;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and

•	prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price.  We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.  The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own "odd lots" of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Dilution to existing stockholders if the Company issues new shares of Common Stock. Although the Reverse Stock Split will not in itself cause dilution to our existing stockholders, the number of shares the Company will be authorized to issue will not be decreased proportionally. Thus, should the Company decide to issue new shares of common stock in the future to raise capital, existing stockholders’ ownership will be diluted.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Certificate of Amendment is approved by our stockholders, and if at such time the Board of Directors still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio of the Reverse Stock Split to be implemented. We will file the Certificate of Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the Reverse Stock Split (the “Effective Time”). The Board of Directors may delay effecting the Reverse Stock Split, if at all, until a time that is not later than one year from the date of the Special Meeting, without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board of Directors, in its sole discretion, determines that it is in the Company's best interests and the best interests of the Company's stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent's completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of the Company's common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold the Company's common stock after the Reverse Stock Split, you may do so by either:

•	purchasing a sufficient number of shares of the Company's common stock; or

•	if you have shares of the Company's common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in "street name" (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the Reverse Stock Split ratio selected by our Board of Directors. As a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock.

Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

The following table contains approximate information, based on share information as of July 17, 2019, relating to our outstanding common stock assuming Reverse Stock Split ratios of 1-for-20, 1-for-40 and 1-for-60, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve. In addition, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants and options and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on securities outstanding as of July 17, 2019.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-40	Reverse Stock Split Ratio of 1-for-60
Number of Shares of Common Stock Issued and Outstanding	225,992,587	11,299,629	5,649,815	3,766,543
Number of Shares of Common Stock Reserved for Issuance	105,151,046	337,757,553	343,878,776	345,919,184
Weighted Average Exercise Price of Options	$2.32	$46.40	$92.67	$139.20
Weighted Average Exercise Price of Warrants	$4.03	$80.60	$161.20	$241.80

If this Reverse Stock Split Proposal is approved and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors and we would communicate to the public, prior to the effective date of the stock split, additional details regarding the Reverse Stock Split, including the specific ratio selected by our Board of Directors.

After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on Nasdaq. Following the Reverse Stock Split, our common stock will continue to be listed on Nasdaq under the symbol "SLS," although it will be considered a new listing with a new CUSIP number.

Effect on Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our authorized capital stock includes 5,000,000 shares of Preferred Stock, par value $0.0001 per share. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Par Value

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

Effect on Authorized Shares of Common Stock

Currently, we are authorized to issue up to a total of 350,000,000 shares of common stock. On the Record Date, there were 210,082,687 shares of our common stock issued and outstanding, warrants to purchase 32,781,849 shares of our common stock issued and outstanding (with a weighted average exercise price of $2.07) and options to purchase 1,210,234 shares of our common stock issued and outstanding under our equity compensation plans (with a weighted average exercise price of $2.32). This leaves only 105,151,046 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.

Effecting the Reverse Stock Split will not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between 20 and 60, would provide more authorized shares available for future issuance. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.

We may issue additional equity capital in the future to support our planned clinical research and general operations. The additional available shares that the proposed Reverse Stock Split will provide will allow us to pursue any such financing. However, with the exception of the reservation of shares for issuance upon exercise of the our outstanding warrants and the reservation of shares underlying the 2017 Incentive Plan and 2019 Equity Plan, if it is approved by our stockholders at the Special Meeting, we currently do not have any specific plans, arrangements or understandings to issue any of the shares of common stock that will be newly available as a result of the implementation of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of the Company's common stock for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding shares of our common stock in "street name" (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in "street name"; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Shares Held in Certificated Form

If you hold any of your shares of our common stock in certificated form (the "Old Certificate(s)"), you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can deliver your Old Certificate(s) so that you are in a position to freely trade your post-Reverse Stock Split shares of our common stock, which will be in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after your delivery of a letter of transmittal and your Old Certificate, together with any payment of cash in lieu of fractional shares to which you are entitled. Until surrendered as contemplated herein, a stockholder's Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the Reverse Stock Split.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Vote Required

Under Delaware law, the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Special Meeting is required to adopt and approve the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. Because adoption and approval of the amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention with respect to the Reverse Stock Split proposal will have the same effect as a vote "Against" the proposal.

The Company’s Board of Directors recommends that you vote "FOR" the Reverse Stock Split proposal.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder's holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for our common stock surrendered exceeded one year at the Effective Time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" PROPOSAL NO. 1 RELATING TO THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2019 EQUITY INCENTIVE PLAN

We are requesting that you vote to approve the adoption of the SELLAS Life Sciences Group, Inc. 2019 Equity Incentive Plan (the “2019 Equity Plan”), which was approved by our Board of Directors on July 26, 2019 effective upon stockholder approval at the Special Meeting. If this proposal is approved:

•	10,000,000 new shares of our common stock will be reserved for issuance under the 2019 Equity Plan;

•	our 2017 Equity Incentive Plan (the “2017 Plan”) will be terminated;

•	up to 1,210,234 additional shares may be issued if awards outstanding under the 2017 Plan are cancelled or expire on or after the date of the Special Meeting of stockholders; and

•	on the first day of the Company’s fiscal years 2020, 2021, 2022, and 2023, the number of Shares that may be issued from time to time pursuant to the 2019 Equity Plan, shall be increased by an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock as of the end of the prior fiscal year; and (ii) an amount determined by the Board of Directors or an authorized committee.

The 2019 Equity Plan includes the following provisions:

•	No Liberal Share Recycling. Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the 2019 Equity Plan will not again become available for issuance under the 2019 Equity Plan.

•	No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•	No Repricing without Stockholder Approval. Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•	No Transferability. Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Board of Directors or an authorized committee.

•	No Dividends Paid Prior to Vesting. The 2019 Equity Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

•	Limits on Director Grants. The 2019 Equity Plan limits the number of shares to be granted to any non-employee director in any calendar year such that the aggregate grant date fair value of the equity grant taken together with any cash fees paid by the Company to such non-employee director for services on the Board will not exceed $400,000, except with respect to the calendar year in which a non-employee director is first appointed or elected to the Board of Directors.

Why We Are Requesting Stockholder Approval of the 2019 Equity Plan

We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives. The life sciences industry is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. Our compensation program, including the granting of equity compensation, is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees.

Equity compensation is also fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of stockholders. A significant portion of our employees’ compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term stockholder value and create an ownership culture that links employees’ interests with those of our stockholders and our long-term results, performance, and financial condition.

As of July 17, 2019, 100% of our outstanding stock options were underwater, with a weighted-average exercise price for 1,210,234 options outstanding under the 2017 Plan of $2.32 per share and individual option exercise prices ranging up to $5.50 per share, and with a weighted-average exercise price for 10,171 options outstanding under a prior Company equity award plan of $1,240.55 per share and individual option exercise prices ranging up to $2,328.00 per share as compared to the $0.14 per share closing price of our common stock on Nasdaq on July 17, 2019. Accordingly, we believe that our employees currently have a very limited opportunity to participate in any future appreciation in the value of our common stock. For example, if the value of our common stock tripled from its closing price on Nasdaq of $0.14 on July 17, 2019 to $0.42 per share, our employees would be entitled to realize none of the increased equity value of the Company on a fully diluted basis assuming full acceleration of all vesting provisions. We believe that such a limited opportunity to participate in appreciation in the value of our common stock results in such outstanding options holding insufficient retention value for our employees, puts us at risk of not being able to retain our most experienced and skilled employees and provides for insufficient alignment of our employees’ interests with those of our stockholders.

As of July 17, 2019 we had 476,124 shares available for grant under the 2017 Plan, representing less than 1% of the sum of (i) the total number of our shares of common stock outstanding, plus (ii) the total number of shares of common stock issuable under outstanding equity incentive awards, plus (iii) the total number of shares available for grant under the 2017 Plan. As of July 17, 2019, we had 12,758 restricted stock units outstanding outside the 2017 Plan. During the years ended December 31, 2017 and 2018 and the six months ended June 30, 2019, we granted equity awards with respect to 0, 482,500 and 940,000 shares, respectively, to employees, non-employee directors and consultants. The following table sets forth a summary of outstanding stock options granted under our 2017 Plan, our shares available for grant under our 2017 Plan, and related information for employees and nonemployees as of July 17, 2019:

Options Outstanding	Shares Available for Grant	Weighted Average Exercise Price of Options Outstanding	Weighted Average Remaining Contractual Term of Options Outstanding (years)	Aggregate Intrinsic Value (in thousands)
1,210,234	476,124	$2.32	9.45	$0

Without the 2019 Equity Plan, we believe that we would not have sufficient shares available for grant under the 2017 Plan to make meaningful equity incentive grants to any potential new employees and we would not be able to adequately complete our anticipated annual Company-wide equity award grants for fiscal year 2020. Without the 2019 Equity Plan, we believe that we would be forced to rely on providing cash-settled awards for a portion of our incentive-based compensation in order to retain our most experienced and skilled employees, which we believe would put us at a competitive disadvantage in our industry and would not be in our stockholders’ best interests as it would remove incentives aligning the interests of our employees and our senior leaders with those of our stockholders to drive company-wide performance and create long-term stockholder value.

In determining the terms of the 2019 Equity Plan, we considered several factors, including the number of shares needed for annual employee option grants over the next two to three years, which we estimated at 4% to 8% of our outstanding stock at the time of such grants, the number of option shares needed for new hires over the next two to three years, including anticipated executive level hires in senior commercial, financial and clinical positions, and potential performance grants to employees to align employee interests with specified program, strategic and financial priorities.

The 2019 Equity Plan is being submitted to you for approval at the Special Meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the 2019 Equity Plan is also required by the listing rules of Nasdaq.

In the event the Reverse Stock Split proposal included in this Proxy Statement is approved by the stockholders of the Company and the amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the shares under the 2019 Equity Plan will be accordingly adjusted pursuant to the terms of the 2019 Equity Plan, as will the shares issuable under any other existing plan described above.

The following is a brief summary of the 2019 Equity Plan. This summary is qualified in its entirety by reference to the text of the 2019 Equity Plan, a copy of which is attached as Annex B to this Proxy Statement.

Summary of Material Features of the 2019 Equity Plan

Eligibility. The 2019 Equity Plan allows us, under the direction of our Board of Directors or an authorized committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2019 Equity Plan. As of July 17, 2019, there were approximately 10 individuals eligible to participate in the 2019 Equity Plan. The amounts of future grants under the 2019 Equity Plan are not determinable, as awards under the 2019 Equity Plan will be granted at the sole discretion of the Board of Directors or an authorized committee, and we cannot determine at this time either the persons who will receive awards under the 2019 Equity Plan or the amount or types of any such awards.

Shares Available for Issuance. The 2019 Equity Plan provides for the issuance of up to 10,000,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2017 Plan are cancelled or expire on or after the date of the Special Meeting of stockholders. Generally, shares of common stock reserved for awards under the 2019 Equity Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the 2019 Equity Plan. No more than 80,000,000 shares shall be issued as incentive stock options under the 2019 Equity Plan. The number of shares to be granted to any non-employee director in any calendar year is limited such that the aggregate grant date fair value of the equity grant taken together with any cash fees paid by the Company to such non-employee director for services on the Board will not exceed $400,000, except with respect to the calendar year in which a non-employee director is first appointed or elected to the Board of Directors.

The 2019 Equity Plan provides that on the first day of the Company’s fiscal years 2020, 2021, 2022, and 2023, the number of Shares that may be issued from time to time pursuant to the 2019 Equity Plan, shall be increased by an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock as of the end of the prior fiscal year; and (ii) an amount determined by the Board of Directors or an authorized committee.

Maximum term. Stock options granted under the 2019 Equity Plan will terminate not more than ten years from the date of the grant or at such earlier time as the option agreement may provide.

Stock Options. Stock options granted under the 2019 Equity Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2019 Equity Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Board of Directors or an authorized committee and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.

Plan Administration. In accordance with the terms of the 2019 Equity Plan, our Board of Directors has authorized our Compensation Committee to administer the 2019 Equity Plan. The Compensation Committee may delegate part of its authority and powers under the 2019 Equity Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the 2019 Equity Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2019 Equity Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2019 Equity Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, when the exercise price or strike price exceeds the fair market value of a share, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Equity Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•	with respect to stock grants and in lieu of any of the foregoing, the Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

In the event that the transaction also constitutes a change of control (as defined in the 2019 Equity Plan):

•	all stock rights outstanding on the date of the transaction shall vest in full immediately prior to the change of control, unless such stock rights are to be assumed or substituted by the acquiring or surviving entity in the transaction, in which case such stock rights shall vest in full in the event the participant is terminated without cause within 12 months following the change of control.

Amendment and Termination. The 2019 Equity Plan may be amended by our stockholders. It may also be amended by our Board of Directors or an authorized committee, provided that any amendment approved by our Board of Directors or an authorized committee which is of a scope that requires stockholder approval as required by (i) the rules of Nasdaq, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval.

In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board of Directors or an authorized committee may not when the exercise price exceeds the fair market value of a share, without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Board of Directors or an authorized committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The 2019 Equity Plan will expire by its terms on July 26, 2029.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2019 Equity Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2019 Equity Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options. Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options. Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants. With respect to stock grants under the 2019 Equity Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units. The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Vote Required.

The affirmative vote of a majority of the votes cast by proxy or in person at the Special Meeting is required to approve the adoption of the 2019 Equity Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 2019 EQUITY PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE 2019 EQUITY PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

THE ADJOURNMENT PROPOSAL

General

The Company is asking stockholders to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in favor of Proposal 1 and Proposal 2. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

Under Delaware law, the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Special Meeting is required to approve the adjournment proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

The following table sets forth, as of July 17, 2019 (except as otherwise noted), certain information concerning the beneficial ownership of (a) each director, (b) each of our "Named Executive Officers" (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (c) each holder known to us to beneficially own more than 5% of our common stock and (d) all directors and executive officers as a group (based on 225,992,587 shares of common stock outstanding as of July 17, 2019). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)		Percentage of Class
Named Executive Officers and Directors:
Angelos M. Stergiou, President, Chief Executive Officer and Director	462,483	(2)	*
Barbara A. Wood, Executive Vice President, General Counsel and Corporate Secretary	18,750	(3)	*
Jane Wasman, Chair of the Board	11,000	(4)	*
David L. Scheinberg, Director	20,701	(5)	*
Robert Van Nostrand, Director	11,000	(4)	*
John Varian, Director	11,000	(4)	*
All Executive Officers and Directors (6 persons)	516,748		*

*	Percentage less than 1% of class.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within 60 days of July 17, 2019.

(2)	Represents 426,858 shares of our common stock and options to purchase 35,625 shares of our common stock exercisable within 60 days of July 17, 2019.

(3)	Represents options to purchase 18,750 shares of our common stock exercisable within 60 days of July 17, 2019.

(4)	Represents options to purchase 11,000 shares of our common stock exercisable within 60 days of July 17, 2019.

(5)	Represents 9,701 shares of our common stock and options to purchase 11,000 shares of our common stock exercisable within 60 days of July 17, 2019.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2017 and 2018 to our named executive officers, or NEOs, for 2018. The NEOs are our President and Chief Executive Officer, Angelos M. Stergiou, M.D., Sc.D. h.c. and the other two most highly compensated executive officers earning more than $100,000 during the year ended December 31, 2018, each identified below under the heading “Summary Compensation Table.”

Name	Year (1)	Salary ($)		Bonus ($)		Option awards ($) (2)	All other compensation ($)		Total ($)
Angelos M. Stergiou, M.D., Sc.D. h.c.	2018	548,959	(3)	141,304	(4)	343,566	206,478	(5)	1,240,307
President and Chief Executive Officer	2017	400,000		186,667	(6)	—	142,044	(7)	728,711
Nicholas J. Sarlis, M.D., Ph.D., FACP	2018	373,742		106,400	(4)	253,154	50,008	(8)	783,304
Executive Vice President and Chief Medical Officer (9)	2017	438,889		161,000	(6)	—	17,003	(8)	616,892
Barbara A. Wood	2018	294,223		133,149	(11)	185,788	17,524	(8)	630,684
Executive Vice President, General Counsel and Corporate Secretary (10)	2017	—		—		—	—		—

(1)	The amounts reflected in this column for 2017 reflects payments made to the individuals during their respective tenure at Sellas Life Sciences Group Ltd. (“Private SELLAS”) prior to the merger of the Company in December 2017.

(2)

The amounts reflected in this column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. To determine the value of stock option awards, we use a Black Scholes pricing model to value stock options at the time of their grant. This model requires us to estimate the future value of our stock price based in part on the historic price volatility of our stock. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, originally filed with the Securities and Exchange Commission, or SEC, on March 22, 2019, or the “2018 10-K”, “Consolidated Financial Statements - Notes to Consolidated Financial Statements - Stock-Based Compensation,” for details as to the assumptions used to determine the fair value of equity awards.

(3)	Includes $148,959 associated with tax benefits related to his salary.

(4)	Represents a discretionary bonus accrued at year end 2018 and paid in February 2019.

(5)

Comprised of $158,134 related to a monthly housing allowance and associated benefits, and $48,344 related to Company benefits paid on behalf of Dr. Stergiou including: medical, dental, vision, short-term/long-term liability insurances, basic life insurance and personal accident insurance, workers’ compensation insurance and employer liability insurance.

(6)	Represents a discretionary bonus for 2017 accrued at year end 2017 and paid in March 2018.

(7)	Comprised of $22,044 related to payment of social, medical, dental, and vision insurance premiums required under Bermuda law and $120,000 related to a housing allowance.

(8)

Represents the following Company benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(9)

Dr. Sarlis was employed by the Company at year end 2018, and on May 16, 2019, in accordance with a Transition Agreement dated January 7, 2019, Dr. Sarlis began performing services as a consultant to the Company and ceased to be an employee.

(10)	Ms. Wood’s employment with the Company commenced on March 14, 2018.

(11)	Represents Ms. Wood’s sign-on bonus of $16,845 and a discretionary bonus of $116,304 which was accrued at year end and paid in February 2019.

Narrative Disclosure To Summary Compensation Table

The Compensation Committee typically meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the year ended December 31, 2018, the Compensation Committee recommended, and our Board approved the grant of 95,000, 70,000 and 50,000 options to Dr. Stergiou, Dr. Sarlis and Ms. Wood, respectively, at an exercise price of $5.24 per share. One quarter of the shares subject to these options vested in March 2019 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter.

We have entered into employment agreements with each of the named executive officers described below, which include standard confidential information and/or inventions assignment agreements, and under which each of the named executive officers has agreed not to disclose our confidential information. The named executive officers are each eligible to participate in, subject to applicable eligibility requirements, all of our employee retirement and welfare benefit plans and programs made available to senior level executives. All severance benefits payable to the named executive officers under their employment agreements are subject to their signing, not revoking and complying with a release of claims in favor of us and are subject to applicable taxes and withholding.

Angelos M. Stergiou, M.D., Sc.D. h.c.

In September 2016, Private SELLAS entered into an employment agreement, or 2016 Stergiou Agreement, with Dr. Stergiou, President and Chief Executive Officer. Under 2016 Stergiou Agreement, Dr. Stergiou is entitled to an annual base salary of $400,000, net of all legally required applicable taxes, withholdings and deductions (subject to review and adjustment in the discretion of the Board or the compensation committee) and a discretionary annual cash bonus, with a target amount no less than 30% of Dr. Stergiou’s then effective base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or compensation committee). The 2016 Stergiou Agreement also provides that Dr. Stergiou will receive a monthly housing allowance of $10,000, net of all legally required applicable taxes, withholdings and deductions, and may be eligible to receive an additional discretionary bonus as determined by the Company in its sole discretion.

The 2016 Stergiou Agreement does not have a specified term and either party may terminate such agreement by providing written notice at any time, with or without cause. We must provide Dr. Stergiou with six months’ notice prior to a termination without cause and may elect to place Dr. Stergiou on garden leave (with base salary and other benefits) during such period. Dr. Stergiou must provide written notice of a termination for good reason within 90 days of the event constituting good reason. We have a period of 30 days to correct the act or failure to act that constitutes good reason. If we fail to cure, Dr. Stergiou must provide a second notice of termination at least 30 and no more than 90 days after the first notice.

In March 2019, we entered into a new employment agreement, or 2019 Stergiou Agreement, with Dr. Stergiou which became effective as of July 1, 2019, at which time it replaced and superseded the 2016 Stergiou Agreement. The 2019 Stergiou Agreement has a two-year term unless terminated prior thereto (i) by us with cause (at any time) or without cause (upon at least 30 days’ prior written notice), or (ii) by Dr. Stergiou for good reason (upon at least 90 days prior written notice of the reason with a cure period of 30 days for us to correct the act or failure to act that constitutes good reason), or without good reason (upon at least 90 days prior written notice) or (iii) due to Dr. Stergiou’s death or disability.

Pursuant to the terms of the 2019 Stergiou Agreement, Dr. Stergiou is entitled to an annual base salary of $525,000 (subject to review and adjustment in the sole discretion of the Board or the compensation committee thereof) and a discretionary annual cash bonus, with a target amount no less than 50% of Dr. Stergiou’s then effective base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or compensation committee of the Board). The agreement also provides that to the extent that any benefit distributable pursuant to the terms of the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the IRC, then the total payments payable to Dr. Stergiou will be reduced as set forth in the agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.

In addition, Dr. Stergiou is eligible to receive equity awards in the sole discretion of the Board or the compensation committee thereof.

Nicholas J. Sarlis, M.D., Ph.D., FACP

In September 2016, Private SELLAS entered into an employment agreement with Dr. Sarlis, or the Sarlis Employment Agreement, which was in effect during the years ended December 31, 2017 and 2018. The Sarlis Employment Agreement provided for a four-year term with an annual base salary of $345,000. Pursuant to the terms of such agreement, Dr. Sarlis was eligible to receive a discretionary annual cash bonus of up to 25% of his base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or compensation committee). Dr. Sarlis was also eligible to receive an additional discretionary bonus.

In January 2019, we entered into a new agreement with Dr. Sarlis, or the Transition Agreement, which supersedes the Sarlis Employment Agreement. Pursuant to the Transition Agreement, Dr. Sarlis resigned from his position as Chief Medical Officer and became a consultant effective May 15, 2019. Pursuant to the terms of the Transition Agreement, Dr. Sarlis continued to receive his base salary of $380,000 per annum, and continued to participate in our benefit plans and programs through May 14, 2019. Dr. Sarlis is currently providing consulting services to us for not less than 25 hours per week for a monthly fee of $23,500 and is being reimbursed for COBRA coverage for health benefits until December 31, 2019. Dr. Sarlis will receive a lump sum payment, payable on or before December 31, 2019, consisting of his pro-rata incentive bonus for 2019, in an amount determined by the board based upon our achievement of the approved corporate goals for 2019, with a target percentage of 40% prorated for the actual number of days in the transition employment period.

Barbara A. Wood, Esq.

Effective March 14, 2018, we entered into an employment letter agreement with Ms. Wood. Under this agreement, Ms. Wood is entitled to an annual base salary of $365,000 (subject to review and adjustment in the discretion of the Board of Directors or the compensation committee) and a discretionary annual cash bonus, with a target amount of up to 40% of Ms. Wood’s then-effective base salary (subject to continued employment and the achievement of certain performance objectives established by our Board or compensation committee).

In connection with Ms. Wood entering into her employment letter agreement, and pursuant to the terms thereof, we granted to Ms. Wood incentive stock options to purchase up to 50,000 shares of our common stock. The option has an exercise price equal to the market price of our common stock upon the date of grant and vests as to one quarter after one year from grant and with the remainder over 36 equal monthly installments thereafter, so that the option will be fully vested and exercisable four years from the date of grant.

Ms. Wood’s employment letter agreement does not have a specified term and either party may terminate Ms. Wood’s employment agreement by providing written notice at any time, with or without cause. In December 2018, we entered into a severance agreement with Ms. Wood, or the Wood Severance Agreement, pursuant to which Ms. Wood may receive additional compensation in the event that Ms. Wood's employment was terminated under certain conditions. See the discussion below under “Potential Payments Upon Termination or Change of Control.” In addition to the payment of severance amounts, the Wood Severance Agreement also provides that to the extent that any benefit distributable pursuant to the terms of the Wood Severance Agreement would be subject to the excise tax imposed under Section 4999 of the IRC, then the total payments payable to Ms. Wood shall be reduced as set forth in the Wood Severance Agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.

Outstanding Equity Awards At Fiscal Year-End

The following table discloses certain information regarding all outstanding equity awards at fiscal year-end for each of the officers named in the Summary Compensation Table.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($) (1)	Option Expiration Date
Angelos M. Stergiou, M.D., Sc. D. h.c.	3/13/2018	—	95,000	(2)	$5.24	3/13/2028
Nicholas J. Sarlis, M.D., Ph.D., FACP	3/13/2018	—	70,000	(3)	$5.24	3/13/2028
Barbara A. Wood	3/14/2018	—	50,000	(4)	$5.10	3/14/2018

(1)	The exercise price was determined by using the market price for our common stock at the close of business on the grant date.

(2)	These stock options vest at a rate of one quarter (23,750 shares) after one year from grant and with the remainder over 36 equal monthly installments (1979.16667 shares).

(3)	These stock options vest at a rate of one quarter (17,500 shares) after one year from grant and with the remainder over 36 equal monthly installments (1,458.33 shares).

(4)	These stock options vest at a rate of one quarter (12,500 shares) after one year from grant and with the remainder over 36 equal monthly installments (1,041.66667 shares).

Potential Payments Upon Termination or Change of Control

Angelos M. Stergiou

Potential Payments Made Upon Termination with Cause or Without Good Reason. The 2019 Stergiou Agreement provides that if Dr. Stergiou’s employment is terminated with cause by us, or by Dr. Stergiou without good reason, we will pay Dr. Stergiou all his accrued benefits, and all other rights and benefits of Dr. Stergiou will terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

Potential Payments Made Upon Termination Without Cause or for Good Reason.  The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or Dr. Stergiou resigns for good reason, we will pay Dr. Stergiou the following amounts in equal installments over a defined twelve month period: (i) an amount equal to 18 months of his then-current base salary, less standard employment-related withholdings and deductions and (ii) an amount equal to a pro-rated portion of his annual short-term incentive compensation for the year in which his employment terminates, without regard to whether the performance goals with respect to such bonus have been established or met and less standard employment-related withholdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) monthly premiums for a specified period of time.

Payments Made Upon Death or Disability. The 2019 Stergiou Agreement provides that upon Dr. Stergiou’s death or permanent disability, we will pay Dr. Stergiou or his estate, as the case may be, (i) any base salary that has fully accrued but not been paid as of the effective date of such termination, any annual and discretionary bonuses that have been earned pursuant to the terms of his agreement but not paid as of the date of such termination, as well as any vested and accrued employment benefits subject to the terms of any applicable employment benefit arrangements and applicable law; and (ii) a prorated bonus for the year in which his death or permanent disability occurs; and (iii) all other payments and benefits to which he may be entitled under the terms of any other applicable compensation arrangement or benefit, equity or perquisite plan or program, including, but not limited to, any applicable insurance benefits. All other rights and benefits will terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

Potential Payments Upon Termination Related to Change in Control. The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or he resigns for good reason within a one month period prior to or one year following a change in control we will pay him the following amounts in equal installments over a 12 month period: (i) an amount equal to 24 months of his then-current Base Salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to one and one-half times his target bonus for the year in which his employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time. Furthermore, the vesting of all of his equity awards will immediately vest in full and become exercisable as of the date of termination.

Barbara A. Wood

Potential Payments Made Upon Termination Without Cause or for Good Reason. Pursuant to the terms of the Wood Severance Agreement, in the event that Ms. Wood's employment is terminated by us without cause or by Ms. Wood for good reason, we will pay Ms. Wood the following amounts in equal installments over a 12- month period: (i) an amount equal to 12 months of the then-current base salary, less standard employment-related withholdings and deductions, and (ii) an amount equal to a pro-rated portion of Ms. Wood annual short-term incentive compensation for the year in which the employment terminates, without regard to whether the performance goals with respect to such bonus have been have been established or met and less standard employment-related withholdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.

Potential Payments Upon Termination Related to Change in Control. The Wood Severance Agreement provides that if we terminate Ms. Wood's employment without cause or she resigns for good reason within one year following a change in control we will pay her the following amounts in equal installments over a 18 month period: (i) an amount equal to 18 months of her then-current Base Salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to her target bonus for the year in which her employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2018 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($) (2)	Total ($)
Robert L. Van Nostrand	61,375	(3)	61,250	122,625
Jane Wasman	77,500	(4)	61,250	138,750
Stephen F. Ghiglieri	52,500	(5)	61,250	113,750
John Varian	62,750	(6)	61,250	124,000
David A. Scheinberg	95,625	(7)	61,250	156,875
Fabio Lopez	30,000	(8)	40,340	70,340

(1)	Dr. Angelos M. Stergiou, our Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director.

(2)	All of the options awards remained outstanding as of December 31, 2018. The amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. Each director, except for Fabio Lopez who resigned as a director in July 2018, received 5,500 stock options on June 12, 2018. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in the 2018 10-K.

(3)	Of such amount, $15,343.75 was accrued at year end and paid in January 2019.

(4)	Of such amount, $19,375.00 was accrued at year end and paid in January 2019.

(5)	Of such amount, $13,125.00 was accrued at year end and paid in January 2019.

(6)	Of such amount, $15,687.50 was accrued at year end and paid in January 2019.

(7)

Of such amount, $60,000.00 related to fees paid for Scientific Advisory Board membership accrued at year end 2017 and paid in 2018, and $11,875.00 related to board fees which were accrued at year end and paid in January 2019.

(8)	Mr. Lopez resigned from the board in July 2018.

Director Compensation Policy

Our Board and its compensation committee have adopted the following compensation for our directors:

Compensation Category	Amount
Annual Base Compensation	$40,000
Additional Non-Executive Chair Compensation	$30,000	*
Additional Committee Chair Compensation:
Audit	$15,000
Compensation	$10,000
Nominations and Governance	$7,500
Research and Development	$7,500
Additional Committee Membership Compensation:
Audit	$7,500
Compensation	$5,000
Nominations and Governance	$3,875
Research and Development	$3,875

* $25,000 during fiscal 2018.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2018.

Equity Compensation Plan Information as of December 31, 2018

	(a)	(b)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by our security holders:
2017 Equity Incentive Plan	384,150	$5.24	421,149
Amended and Restated 2016 Incentive Plan	10,171	$1,240.55	—
Equity compensation plans not approved by our security holders:
Outstanding warrants (1)	319,497	$10.03	—
Employee Stock Purchase Plan	—	—	115,131
Restricted stock units	12,759	—	—
Total	726,577	$24.99	536,280

(1)

The warrants shown were issued in discrete transactions from time to time as compensation for services rendered by consultants, advisers or other third parties, and do not include warrants sold in private placement or public offering transactions. The material terms of such warrants were determined based upon arm’s-length negotiations with the services providers. The warrant exercise prices approximated the market price of our common stock at or about the date of grant, and the warrant terms range from three to ten years from the grant date.

Related Person Transactions Policy and Procedures

We have adopted a written Related Person Transactions and SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits of the transaction to us and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company's intent to solicit approval of the proposal to effect a Reverse Stock Split, the timing of the Reverse Stock Split, the potential benefits of a Reverse Stock Split, including but not limited to increased investor interest, continued listing on Nasdaq, the potential for a higher stock price, the timing and effects of the proposed amendments to our Amended and Restated Certificate of Incorporation, and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q and in other documents that we file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this proxy statement, whether as a result of new information, future events, changes in assumptions or otherwise.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders intended to be presented at our 2020 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 15 West 38th Street, 10th Floor, New York, New York 10018, Attention: Corporate Secretary, no later than January 31, 2020, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal at our 2020 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Corporate Secretary at our principal executive offices at the address noted above. The Corporate Secretary must receive such notice no earlier than March 14, 2020, and no later than April 13, 2020, provided that if the date of the 2020 annual meeting of stockholders is held before July 12, 2020, such notice must instead be received by the Corporate Secretary no earlier than the 120th day prior to the 2020 annual meeting of stockholders and not later than the close of business on the 90th day prior to the 2020 annual meeting of stockholders in order for such notice to be timely.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold the Company’s stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to SELLAS Life Sciences Group, Inc., 15 West 38th Street, 10th Floor, New York, New York 10018 Attention: Barbara A. Wood, Corporate Secretary, or by calling the Corporate Secretary at (917) 438-4353. In addition, if you would like to receive separate proxy statements of the Company in the future, or if you are receiving multiple copies of proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

OTHER MATTERS

No matters, other than the Reverse Stock Split proposal, the 2019 Equity Plan proposal and the adjournment proposal, will be presented for action at the Special Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SELLAS LIFE SCIENCES GROUP, INC.

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware

SELLAS LIFE SCIENCES GROUP, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [        ] shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation's transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent's completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: This Certificate of Amendment shall become effective as of [            ], 2019 at [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on September 10, 2019, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [    ] day of [                ], 2019.

SELLAS LIFE SCIENCES GROUP, INC.

By;
Name:
Title:

ANNEX B

SELLAS LIFE SCIENCES GROUP, INC.

2019 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this SELLAS Life Sciences Group, Inc. 2019 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.

Affiliate means a corporation or other entity, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events:

Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date of initial adoption of this Plan, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.0001 par value per share.

Company means SELLAS Life Sciences Group, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means a stock option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this SELLAS Life Sciences Group, Inc. 2019 Equity Incentive Plan.

Securities Act means the United States Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)        The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) ten million (10,000,000) Shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2017 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after September 10, 2019, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan; provided, however, that no more than 1,210,405 Shares shall be added to the Plan pursuant to subsection (ii).

(b)       Notwithstanding Subparagraph (a) above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2020, and ending on the second day of fiscal year 2023, the number of Shares that may be issued from time to time pursuant to the Plan shall be increased by an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock as of the end of the prior fiscal year; and (ii) an amount determined by the Administrator.

(c)       If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

(d)       The maximum number of Shares that may be issued as ISOs under the Plan shall be eighty million (80,000,000).

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)       Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b)       Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)       Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided however that in no event shall the aggregate grant date fair value of Stock Rights to be granted to any non-employee director under the Plan in any calendar year, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for service on the Board of Directors, exceed four hundred thousand dollars ($400,000), except that the foregoing limitation shall not apply to awards granted to a non-employee director in the calendar year in which the director is first appointed or elected to the Board of Directors;

(d)       Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares;

(e)       Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f)       Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and

(g)       Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a)       Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a stockholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)       ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)       Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b)       Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c)       Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d)       Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE-BASED AWARDS.

The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A STOCKHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a)       A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b)       Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c)       The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d)       Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e)       A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(f)       Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a)       All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b)       Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a)       A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)       A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c)       The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a)       In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b)       If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATh or DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a)       All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b)       Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a)       The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b)       At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a)       Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b)       Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Stock Rights outstanding on the date of the Corporate Transaction shall vest in full immediately prior to the occurrence of the Change of Control, unless such Stock Rights are to be assumed or continued by the acquiring or surviving entity in the Corporate Transaction as provided above, in which case such Stock Rights shall vest in full in the event the Participant is terminated without cause within 12 months following the occurrence of the Change of Control.

A Stock Right may be subject to additional acceleration of vesting and exercisability upon or after a Change of Control as may be provided in the Agreement for such Stock Right, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company.

(c)       Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)       Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

(e)       Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on July 26, 2029, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	INDEMNITY.

Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.

36.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

 000004 MMMMMMMMM ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., EDT, on September 9, 2019. Online Go to www.envisionreports.com/SLS or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SLS Special Meeting Proxy Card 1234 5678 9012 345 ??IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.?? A Proposals - Our Board of Directors recommends that you vote "FOR" proposals 1, 2 and 3: 1. Approve an amendment to our Amended and Restated Certificate For Against Abstain 2. Approve the Company's 2019 Equity Incentive Plan. For Against Abstain of Incorporation to effect a reverse stock split of our outstanding shares of common stock, at a ratio of not less than 1-for-20 and not greater than 1-for-60, with the exact ratio and effective time of the reverse stock split to be determined by the Board any time within one year of the date of the Special Meeting. 3. Approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1 and Proposal 2. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 U P X 4 2 6 9 3 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SLS IF VOTING BY MAIL,SIGN,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - SELLAS Life Sciences Group,Inc. PROXY FOR 2019 SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELLAS LIFE SCIENCES GROUP,INC.AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of SELLAS Life Sciences Group, Inc., a Delaware corporation, acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated August 5, 2019. The undersigned stockholder hereby also designates Barbara A. Wood and John Burns, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2019 Special Meeting of Stockholders of SELLAS Life Sciences Group, Inc. to be held on Tuesday, September 10, 2019, at 8:30a.m., EDT, at 15 West 38th St., 4th Fl., New York, NY 10018 and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1,2 AND 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE